                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 27, 2007
                                                        -----------------
(December 26, 2007)
-------------------


                           COVER-ALL TECHNOLOGIES INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                   0-13124                     13-2698053
          --------                   --------                    ----------
(STATE OR OTHER JURISDICTION        (COMMISSION                 (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)             IDENTIFICATION NO.)


                    55 Lane Road, Fairfield, New Jersey 07004
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Registrant's telephone number, including area code            (973) 461-5200
                                                   -----------------------------


                                       N/A
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On December 26, 2007, Cover-All Technologies Inc., a Delaware corporation (the "Company"), entered into a new employment agreement with John Roblin, the Company's Chairman of the Board, President and Chief Executive Officer, effective as of January 1, 2008. The following brief description of this employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10(e)(7).

         Pursuant to the employment agreement, Mr. Roblin will receive an annual base salary of $325,000 plus benefits and the use of a Company car, including maintenance and repair expenses in connection with the use of the car. In addition, Mr. Roblin is entitled to a cash bonus based on the financial performance of the Company.

         In addition, on the effective date of the employment agreement, Mr. Roblin is entitled to receive incentive stock options to purchase such number of shares of the Company's common stock equal to (x) $100,000 divided by (y) the fair market value of a share of the Company's common stock on the date of grant. The options will be granted pursuant to the Company's Amended and Restated 2005 Stock Incentive Plan (the "Plan") at a price per share equal to the fair market value of such shares on the date of the grant and will vest on January 1, 2009.

         Upon the effective date, the Company shall also grant Mr. Roblin 150,000 shares of the Company's Common Stock (the "Restricted Shares"), which will vest as to 75,000 shares on the effective date and as to 75,000 shares on January 1, 2009, in accordance with the Plan. Mr. Roblin shall be entitled to be paid by the Company a "gross-up" payment equal to his federal, state and local income and payroll tax withholding obligations with respect to (i) the fair market value of the Restricted Shares, as of the date of grant, and (ii) the income required to be recognized by Mr. Roblin as a result of the payment by the Company of such withholding obligations; provided that Mr. Roblin makes an election in a timely manner to include in gross income on the date of the grant the value of the Restricted Shares on such date pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.

         Mr. Roblin's employment agreement is for a term of two years, PROVIDED, HOWEVER, that each of Mr. Roblin and the Company may terminate the employment agreement at any time, with or without reason or cause, upon written notice to the other party. If the employment of Mr. Roblin is terminated for any reason, including upon the expiration of the employment agreement, Mr. Roblin will be entitled to receive (i) any accrued and unpaid base salary and accrued and unused vacation days through the date of termination, (ii) the pro rata portion of his performance bonus based on the number of days he was employed during the year, and (iii) any unreimbursed business expenses. In addition, Mr. Roblin will be entitled to receive, as severance, for a period of six months following such termination, his base salary, benefits and continued use of the Company car, including related maintenance and repair expenses. At the conclusion of this severance period, Mr. Roblin shall have the option to purchase this car from the Company at the car's then current book value (on the Company's books). Upon such termination, the Company and Mr. Roblin have agreed to mutually release each other for all claims arising in connection with Mr. Roblin's employment with the Company.

         The employment agreement also contains a confidentiality  provision,  a
non-solicitation   covenant,   a   non-competition   covenant   and   a   mutual
non-disparagement clause.

         On December 26, 2007, the Company issued a press release, a copy of which is attached as Exhibit 99.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

         (d)          Exhibits.
                      --------

         10(e)(7) Employment Agreement, dated December 26, 2007, between the Company and John Roblin.

         99.1         Press Release, dated December 26, 2007.


                          [signature on following page]

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COVER-ALL TECHNOLOGIES INC.


Date: December 27, 2007                 By: /s/ Ann Massey
                                            ------------------------------------
                                            Ann Massey, Chief Financial Officer

                                Index to Exhibits


Exhibit No.               Description
-----------               -----------

Exhibit 10(e)(7) Employment Agreement, dated December 26, 2007, between the Company and John Roblin.

Exhibit 99.1              Press Release, dated December 26, 2007.